Exhibit 32.1 — Certification of Chief Executive Officer — Sarbanes-Oxley Section 906
Pursuant to 18 U. S. C. section 1350, the undersigned officer of Triad Guaranty Inc. (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 12, 2008	By:	/s/ Mark K. Tonnesen
Mark K. Tonnesen
President and Chief Executive Officer

The signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.